CHANGE IN CONTROL AGREEMENT

THIS CHANGE IN CONTROL AGREEMENT (the "Agreement") is made and entered into as of the 10th day of August 2007, by and between Pacific Coast National Bank (the "Bank") and David L. Adams (the "Executive"), a resident of Orange County, California (the signatories to this Agreement will be referred to jointly as the "Parties").

WITNESSETH:

             WHEREAS, the Bank is a wholly-owned subsidiary of Pacific Coast National Bancorp (the "Company"),

             WHEREAS, both Bank and Executive have read and understood the terms and provisions set forth in this Agreement and have been afforded a reasonable opportunity to review this Agreement with their respective legal counsel.

             NOW, THEREFORE, in consideration of the mutual promises and covenants set forth in this Agreement, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Executive and Bank agree as follows:

             1.             At-Will Employment. Executive's employment at the Bank is for an unspecified term and will continue only at the mutual will of both Executive and the Bank. This means either Executive, or the Bank, may terminate Executive's employment at will at any time, with or without cause or notice. This "At-Will" aspect of Executive's employment may not be modified, amended or rescinded except by an individual written agreement to the contrary signed by both Executive and the Bank's President or Chief Executive Officer. Notwithstanding the terms of this Agreement, Executive's employment shall be subject to all of the applicable Bank policies and procedures, as amended from time to time, relating to employment and personnel matters.

             2.             Change in Control. Upon a Change in Control which occurs during the time Executive is employed by the Bank, the Bank shall pay to Executive a cash lump sum payment equal to 199% of his Base Amount as defined in section 280G(b)(3) of the Internal Revenue Code of 1986, as amended ("Change in Control Payment"); provided, however, if the Change in Control Payment to Executive would cause the Bank to contravene any law, regulation or policy applicable to the Bank, the Bank and Executive agree that such Change in Control Payment shall be made to the extent permitted by law, regulation and policy, and the remainder of such Change in Control Payment shall be made from time to time at the earliest time permitted by law, regulation and policy. For purposes of this Agreement, "Change in Control" means:

                            (a)           a change in the ownership of the capital stock of the Bank or the Company, whereby a corporation, person, or group acting in concert (other than the current members of the boards of directors of the Company or the Bank or any of their descendants, the Company, the Bank, or any savings, pension or other benefit plan for the benefit of the employees of the Company or the Bank or subsidiaries thereof)(a "Person") as described in Section 14(d)(2) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), holds or

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acquires, directly or indirectly, beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a number of shares of capital stock of the Company or the Bank which constitutes fifty percent (50%) or more of the combined voting power of the Company's or the Bank's then outstanding capital stock entitled to vote generally in the election of directors;

                            (b)           the persons who were members of the board of directors of the Company or the Bank immediately prior to a tender offer, exchange offer, contested election or any combination of the foregoing, cease to constitute a majority of the board of directors of the Company or the Bank, as applicable;

                            (c)           the consummation by the board of directors of the Company or the Bank of a merger, consolidation or reorganization plan involving the Company or the Bank in which the Company or the Bank, as applicable, is not the surviving entity, or a sale of all or substantially all of the assets of the Company or the Bank. For purposes of this Agreement, a sale of all or substantially all of the assets of the Company or the Bank shall be deemed to occur if any Person acquires (or during the 12-month period ending on the date of the most recent acquisition by such Person, has acquired) gross assets of the Company or the Bank, as applicable, that have an aggregate fair market value equal to fifty percent (50%) or more of the fair market value of all of the respective gross assets of the Company or the Bank immediately prior to such acquisition or acquisitions;

                            (d)           a tender offer or exchange offer is made by any Person which is successfully completed and results in such Person beneficially owning (within the meaning of Rule 13d-3 promulgated under the Exchange Act) either fifty percent (50%) or more of the Company's or Bank's outstanding shares of common stock or shares of capital stock having fifty percent (50%) or more of the combined voting power of the Company's or Bank's then outstanding capital stock (other than an offer made by the Company or the Bank), and sufficient shares are acquired under the offer to cause such person to own fifty percent (50%) or more of the voting power;

                            (e)           a dissolution or liquidation of the Company or the Bank; or

                            (f)           any other transactions or series of related transactions occurring which have substantially the same effect as the transactions specified in clauses (a) - (f);

provided however that, a shareholder or shareholders may make the following transfers and such transfers shall be deemed not to be a Change in Control: (i) to any trust described in section 1361(c)(2) of the Code and that is created solely for the benefit of any shareholder or any spouse or lineal descendant of any shareholder; (ii) to any individual by bona fide gift; (iii) to any spouse or former spouse pursuant to the terms of a decree of divorce; or (iv) to any officer or employee of the Company or the Bank pursuant to any stock option plan established by the shareholders of the Company or the Bank.

             3.             Non-Disclosure and Confidentiality.

                            (a)           Executive acknowledges that, by the nature of his duties, he will or may have access to and become informed of confidential, proprietary, and highly sensitive

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information relating to Bank and which is a competitive asset of Bank, including, without limitation, information pertaining to: (i) the identities of Bank's existing and prospective customers or clients, including names, addresses, credit status, and pricing levels; (ii) the buying and selling habits and customs of Bank's existing and prospective customers or clients; (iii) financial information about Bank; (iv) product and systems specifications, concepts for new or improved products and other product or systems data; (v) the identities of, and special skills possessed by, Bank's employees; (vi) the identities of and pricing information about Bank's suppliers and vendors; (vii) training programs developed by Bank; (viii) pricing studies, information and analyses; (ix) current and prospective products and inventories; (x) financial models, business projections and market studies; (xi) Bank's financial results and business conditions; (xii) business plans and strategies; (xiii) special processes, procedures, and services of Bank and its suppliers and vendors; and (xiv) computer programs and software developed by Bank or its consultants.

                            (b)           The term Proprietary Information does not include information or know-how which: (i) is in Executive's possession prior to its disclosure to him by Bank (as shown by competent written evidence in Executive's files and records immediately prior to the time of disclosure); (ii) is available to the general public other than through any inaction or action (whether or not wrongful) on Executive's part; or (iii) is approved for release by written authorization of the Bank.

                            (c)           Executive agrees not to: (i) use, at any time, any Proprietary Information for his own benefit and for the benefit of another; or (ii) disclose, directly or indirectly, any Proprietary Information to any person who is not a current employee of Bank, except in the performance of the duties assigned to Executive in this Agreement, at any time prior or subsequent to the termination of his employment with Bank, except as such disclosure may be required by law. Executive further agrees not to make copies of any Proprietary Information, except in the performance of the duties assigned to him in this Agreement.

             4.             Return of Bank Property. Executive acknowledges that all memoranda, emails, notes, records, reports, manuals, books, papers, letters, client and customer lists, contracts, software programs, information and records, drafts of instructions, guides and manuals, and other documentation (whether in draft or final form), and other sales or financial information and aids relating to Bank's business, and any and all other documents containing Proprietary Information furnished to Executive by any representative of Bank or otherwise acquired or developed by Executive in connection with his association with Bank (collectively, "Recipient Materials") shall at all times be the property of Bank. Within twenty-four (24) hours of the termination of his employment with Bank, Executive shall return to Bank any Recipient Materials which are in his possession, custody or control.

             5.             Non-Exclusivity Of Rights. Other than as specifically set forth herein, nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice, contract or agreement (collectively, an "Arrangement") provided by the Bank and for which the Executive may qualify. Unless otherwise agreed in writing by the Bank and Executive, whenever Executive would be entitled to payment of any salary, or other compensation or benefits under an Arrangement other than this Agreement, the Executive shall be entitled to receive (including by way of partial application of each of this

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Agreement and such other Arrangement) the payments and benefits most favorable to the Executive (as determined in good faith by the Executive and evidenced in a written election by the Executive delivered to the Corporation within ten (10) business days after the Date of Termination), provided, however, that nothing herein shall be construed or shall operate in such a manner as shall permit an Executive to receive the same type of payment or benefit under more than one of this Agreement or such other Arrangement.

             6.             Notices. All notices, requests, consents and other communications to be given or delivered hereunder or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been properly served if (a) delivered personally, (b) delivered by a recognized overnight courier service, (c) sent by certified or registered mail, return receipt requested and first class postage prepaid, or (d) sent by facsimile transmission followed by a confirmation copy delivered by recognized overnight courier service the next day. Such notices, requests, consents and other communications shall be sent to the respective parties as follows: (i) if to Executive: David L. Adams, 24635 Priscilla, Dana Point, CA, 92629; (ii) if to Bank: Pacific Coast National Bank and/or if to Company: Chief Executive Officer, Pacific Coast National Bank, 902 Calle Amanecer, San Clemente, CA 92673. Any Party hereto may designate a different address by providing written notice of such new address to the other Parties. Date of service of such notice shall be (i) the date such notice is personally delivered or sent by facsimile transmission (with issuance by the transmitting machine of a confirmation of a successful transmission), (ii) three (3) business days after the date of mailing if sent by certified or registered mail or (iii) one business day after the date of delivery to the overnight courier if sent by overnight courier.

             7.             Severability. The Parties acknowledge that each covenant and/or provision of this Agreement shall be enforceable independently of every other covenant and/or provision. Furthermore, Executive, Bank and Company acknowledge that, in the event any covenant and/or provision of this Agreement is determined to be unenforceable for any reason, the remaining covenants and/or provisions will remain effective, binding and enforceable.

             8.             Complete Agreement; Modification. Except as provided in Section 1 above, the Parties acknowledge and agree that this Agreement constitutes the complete and entire agreement between the parties; that each executed this Agreement based upon the express terms and provisions set forth herein; that, in accepting employment with Bank, Executive has not relied on any representations, oral or written, which are not set forth in this Agreement; that no previous agreement, either oral or written, shall have any effect on the terms or provisions of this Agreement; and that all previous agreements, either oral or written, are expressly superseded and revoked by this Agreement. The provisions hereof may not be altered, amended, modified, waived, or discharged in any way whatsoever, except by written agreement executed by Executive and Bank. No waiver shall be deemed a continuing waiver or a waiver of any subsequent breach or default, either of a similar or different nature, unless expressly so stated in writing.

             9.             Governing Law. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the laws of the State of California, without giving effect to provision thereof regarding conflict of laws.

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             10.            Counterparts. This Agreement may be executed in multiple original counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

             11.            Prior Agreements. Executive represents that his service as an employee of Bank will not violate any agreement: (i) he has made that prohibits him from disclosing any information he acquired prior to his becoming employed by Bank; or (ii) he had made that prohibits him from accepting employment with Bank or that will interfere with his compliance with the terms of this Agreement. Executive further represents that he has not previously, and will not in the future, disclose to Bank any proprietary information or trade secrets belonging to any previous employer. Executive acknowledges that Bank has instructed him not to disclose to it any proprietary information or trade secrets belonging to any previous employer.

             12.            Voluntary Agreement. The Parties acknowledge that each has carefully read this agreement, that each has had an opportunity to consult with his or its attorney concerning the meaning, import and legal significance of this Agreement, that each understands its terms, that all understandings and agreements between Executive and Bank relating to the subjects covered in this Agreement are contained in it, and that each has entered into the Agreement voluntarily and not in reliance on any promises or representations by the other than those contained in this Agreement.

             13.            Restrictions Upon Funding. The Bank shall have no obligation to set aside, earmark or entrust any fund or money with which to pay its obligations under this Agreement. The Executive or any successor-in-interest to Executive shall be and remain simply a general creditor of the Bank in the same manner as any other creditor having a general unsecured claim. For purposes of the Code, the Bank intends this Agreement to be an unfunded, unsecured promise to pay on the part of the Bank. For purposes of Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Bank intends that this Agreement not be subject to ERISA. If it is deemed subject to ERISA, it is intended to be an unfunded arrangement for the benefit of a select member of management, who is a highly compensated employee of the Bank for the purpose of qualifying this Agreement for the "top hat" plan exception under sections 201(2), 301(a)(3) and 401(a)(1) of ERISA. At no time shall the Executive have or be deemed to have any lien nor right, title or interest in or to any specific investment or to any assets of the Bank. If the Bank elects to invest in a life insurance, disability or annuity policy upon the life of Executive, the Executive shall assist the Bank by freely submitting to a physical examination and supplying such additional information necessary to obtain such insurance or annuities.

             14.            Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision in this Agreement. Each use herein of the masculine, neuter or feminine gender shall be deemed to include the other genders. Each use herein of the plural shall include the singular and vice versa, in each case as the context requires or as is otherwise appropriate. The word "or"

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is used in the inclusive sense. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented, including by waiver or consent. References to a person are also to its permitted successors or assigns.

             IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above, to be effective as of the Effective Date.

EXECUTIVE:	/s/ David L. Adams David L. Adams 24635 Priscilla Drive Dana Point, CA 92629

BANK:	PACIFIC COAST NATIONAL BANK (A wholly owned subsidiary of Pacific Coast National Bancorp)

	By:	/s/ Dennis C. Lindeman Dennis C. Lindeman Chairman of the Board /s/ Colin M. Forkner Colin M. Forkner Vice Chairman & Chief Executive Officer

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